Exhibit 99.1 PRESS RELEASE, DATED FEBRUARY 7, 2024, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE THIRD QUARTER FISCAL 2024

ENERSYS REPORTS THIRD QUARTER FISCAL 2024 RESULTS
DELIVERS GROSS MARGIN OF 28.9%, UP 570 BASIS POINTS FROM PRIOR YEAR AND EPS OF $1.86, UP 72% FROM PRIOR YEAR

Third Quarter Fiscal 2024 Highlights
(All comparisons against the third quarter of fiscal year 2023 unless otherwise noted)
•Delivered net sales of $862M, down 6%, primarily driven by temporary spending pauses in telecom and broadband
•Achieved GM of 28.9%, +570 bps, including $59M benefit from Inflation Reduction Act / IRC 45X tax credits
•Achieved adjusted GM (b) of 30.7%, +760 bps; excluding $59M benefit from IRC 45X tax credits 23.9%, up 80 bps
•Generated operating earnings of $93M, +18%, and adjusted operating earnings(2) of $130M, +53%
•Realized diluted EPS of $1.86, +72%, and adjusted diluted EPS(1) of $2.56, +102%
•Reduced net leverage(a) to 1.1 X EBITDA on operating cash flow of $135M
•Published second annual Task Force on Climate-Related Financial Disclosure (TCFD) Report
•Subsequent to the quarter end, issued $300M aggregate principal 6.625% senior notes due 2032

READING, Pa., February 7, 2024 (BUSINESS WIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its third quarter of fiscal 2024, which ended on December 31, 2023.

Message from the CEO
We were pleased to deliver the third quarter of fiscal 2024 with adjusted EPS above the midpoint of our guidance range. Sales were lower versus the prior year as we continue to to see demand pauses in the telecom and broadband markets as well as a return to normalcy in Motive Power orders, partially offset by strength in Specialty, services, and data centers, particularly in the Americas. We continue to hold price, a testament to the customer value we deliver. Order rates improved in the quarter with book-to-bill of 1.0. Motive Power delivered strong operating earnings in the quarter supported by ongoing increases in maintenance-free system sales. We are making consistent progress towards delivering the first 15 Fast Charge & Storage (FC&S) systems for our launch customer with installations targeted to begin this summer and our sales pipeline continues to grow as this new line of business has begun to materialize. We are continuing to take decisive actions to reduce our costs in the current lower telecom and broadband demand environment and are rebalancing our production lines to increase productivity.

During the quarter, based on additional proposed regulations issued by the U.S. Department of Treasury regarding Section 45X of the Internal Revenue Code, we concluded that more of our battery sales than previously anticipated qualify for the related tax credits, which supported our gross margin of 28.9%. As a result, we recorded a benefit of $59 million, including $29 million of retroactive credits. We now expect our estimated annual IRC 45X tax credits to be in the range of $120 million to $160 million.

Our balance sheet was a highlight this quarter with operating cash flow conversion of 177% and adjusted free cash flow conversion(b) 106%, which lowered leverage to 1.1X EBITDA. We reduced inventory through a targeted approach to specific raw materials and products.

We continue to methodically execute on our strategic growth plans. We remain highly confident in EnerSys’s position as a global leader in electrification and energy storage applications, with demand driven by critical global megatrends. With our industry-leading system solutions and strong customer relationships, we are well-positioned for growth in our diverse end markets.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Key Financial Results and Metrics	Third quarter ended			Nine months ended
In millions, except per share amounts	December 31, 2023	January 1, 2023	Change	December 31, 2023	January 1, 2023	Change
Net Sales	$861.5	$920.2	(6.4)%	$2,671.1	$2,718.6	(1.7)%
Diluted EPS (GAAP)	$1.86	$1.08	$0.78	$5.02	$2.66	$2.36
Adjusted Diluted EPS (Non-GAAP)(1)	$2.56	$1.27	$1.29	$6.27	$3.52	$2.75
Gross Profit (GAAP)	$248.6	$213.7	$34.9	$728.5	$594.1	$134.4
Operating Earnings (GAAP)	$92.6	$78.5	$14.1	$270.6	$182.9	$87.7
Adjusted Operating Earnings (Non-GAAP)(2)	$130.3	$84.9	$45.4	$341.0	$215.1	$125.9
Net Earnings (GAAP)	$76.2	$44.4	$31.8	$208.2	$109.9	$98.3
EBITDA (Non-GAAP)(3)	$113.5	$97.9	$15.6	$333.0	$248.4	$84.6
Adjusted EBITDA (Non-GAAP)(3)	$144.3	$98.1	$46.2	$382.3	$269.3	$113.0
Share Repurchases	$35.0	$—	$35.0	$82.3	$22.9	$59.4
Dividend per share	$0.225	$0.175	$0.05	$0.625	$0.525	$0.10
Total Capital Returned to Stockholders	$44.1	$7.1	$37	$107.8	$44.2	$63.6

(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(b) Adjusted gross margin, and adjusted free cash flow conversion are non-GAAP financial measures defined and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) Adjusted Diluted EPS is a non-GAAP financial measure and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP Adjusted Earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Net Earnings are adjusted for depreciation, amortization, interest and income taxes to arrive at Non-GAAP EBITDA. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

Third Quarter 2024

Net sales for the third quarter of fiscal 2024 were $861.5 million, a decrease of 6.4% from the prior year third quarter net sales of $920.2 million. The decrease compared to prior year quarter was the result of a 7% decrease in organic volume, partially offset by a 1% increase in pricing.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the third quarter of fiscal 2024 was $76.2 million, or $1.86 per diluted share, which included an unfavorable highlighted net of tax impact of $28.8 million, or $0.70 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the third quarter of fiscal 2023 was $44.4 million, or $1.08 per diluted share, which included an unfavorable highlighted net of tax impact of $7.9 million, or $0.19 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the third quarter of fiscal 2024, on a non-GAAP basis, were $2.56, compared to the guidance of $2.50 to $2.60 per diluted share for the third quarter given by the Company on December 19, 2023. These earnings compare to the prior year third quarter adjusted Net earnings of $1.27 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for

a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended December 31, 2023 and January 1, 2023.

In the first quarter of fiscal 2024, we introduced a new line of business, New Ventures, that includes energy storage and management systems for demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. The financial results of the New Ventures segment includes start up operating expenses and is included in the Corporate and other line in our operating earnings.

Fiscal Year to Date 2024

Net sales for the nine months of fiscal 2024 were $2,671.1 million, a decrease of 1.7% from the prior year nine months net sales of $2,718.6 million. This decrease was due to an 8% decrease in organic volume, partially offset by a 5% increase in pricing and a 1% increase in foreign currency translation.

Net earnings for the nine months of fiscal 2024 was $208.2 million, or $5.02 per diluted share, which included an unfavorable highlighted net of tax impact of $51.9 million, or $1.25 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the nine months of fiscal 2023 was $109.9 million, or $2.66 per diluted share, which included an unfavorable highlighted net of tax impact of $35.5 million, or $0.86 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the nine months of fiscal 2024, on a non-GAAP basis, were $6.27. This compares to the prior year nine months adjusted Net earnings of $3.52 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Fourth Quarter 2024 Outlook

In the fourth quarter of fiscal 2024, we expect:

•Adjusted diluted earnings per share in the range of $1.98 to $2.08, inclusive of $0.80 to $0.90 from IRC 45X tax benefits under the IRA. Note that the IRS has not yet finalized guidance related to section 45X, which could materially increase or decrease the quantity of our U.S. produced batteries that qualify for this credit.
•Gross margin in the range of 26.0% to 28.0%, including 350bps to 410bps from IRA credits.
•For the full year of fiscal 2024, we expect capital expenditures to be in the range of $80 million to $100 million.

"We remain optimistic about the trajectory of our business and are particularly pleased with our continued ability to maintain pricing. While we are seeing healthy demand trends in the majority of our end markets, we are managing our business prudently to navigate the temporary spending pauses by our telecom and broadband customers. We are well-positioned to capitalize on market opportunities as we deliver innovative products that are strategically aligned with secular trends," said Andrea Funk, EnerSys Chief Financial Officer.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its third quarter 2024 financial results at 9:00 AM (EST) Thursday, February 8, 2024. A live broadcast as well as a replay of the call can be accessed via https://edge.media-server.com/mmc/p/ie42kc8w/ or the Investor Relations section of the company’s website at https://investor.enersys.com.

To join the live call, please register at https://register.vevent.com/register/BI08ed58087c944a6ebf8d5ef243abafaa. A dial-in and unique PIN will be provided upon registration.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social, and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, ability to identify and realize benefits in connection with acquisition and disposition opportunities, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, application of Section 45X of the Internal Revenue Code, future responses to and effects of the pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2023. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
V.P., Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Nine months ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net sales	$861.5	$920.2	$2,671.1	$2,718.6
Gross profit	248.6	213.7	728.5	594.1
Operating expenses	143.9	134.4	432.3	398.8
Restructuring and other exit charges	6.1	0.8	19.6	12.4
Impairment of indefinite-lived intangibles	6.0	—	6.0	—
Operating earnings	92.6	78.5	270.6	182.9
Earnings before income taxes	78.7	57.8	225.6	134.9
Income tax expense	2.5	13.4	17.4	25.0
Net earnings attributable to EnerSys stockholders	$76.2	$44.4	$208.2	$109.9

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.88	$1.09	$5.11	$2.69
Diluted	$1.86	$1.08	$5.02	$2.66
Dividends per common share	$0.225	$0.175	$0.625	$0.525
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	40,451,279	40,835,636	40,770,524	40,787,654
Diluted	41,047,893	41,281,693	41,476,950	41,267,320

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	December 31, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$332,714	$346,665
Accounts receivable, net of allowance for doubtful accounts: December 31, 2023 - $10,312; March 31, 2023 - $8,775	498,499	637,817
Inventories, net	755,163	797,798
Prepaid and other current assets	185,901	113,601
Total current assets	1,772,277	1,895,881
Property, plant, and equipment, net	523,558	513,283
Goodwill	691,172	676,715
Other intangible assets, net	334,972	360,412
Deferred taxes	53,406	49,152
Other assets	127,253	121,231
Total assets	$3,502,638	$3,616,674
Liabilities and Equity
Current liabilities:
Short-term debt	$30,937	$30,642
Accounts payable	342,066	378,641
Accrued expenses	289,892	309,037
Total current liabilities	662,895	718,320
Long-term debt, net of unamortized debt issuance costs	880,833	1,041,989
Deferred taxes	60,065	61,118
Other liabilities	168,818	191,366
Total liabilities	1,772,611	2,012,793
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at December 31, 2023 and at March 31, 2023	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 56,347,317 shares issued and 40,399,131 shares outstanding at December 31, 2023; 56,004,613 shares issued and 40,901,059 shares outstanding at March 31, 2023	563	560
Additional paid-in capital	620,408	596,464
Treasury stock at cost, 15,948,186 shares held as of December 31, 2023 and 15,103,554 shares held as of March 31, 2023	(822,658)	(740,956)
Retained earnings	2,112,259	1,930,148
Contra equity - indemnification receivable	(1,988)	(2,463)
Accumulated other comprehensive loss	(182,050)	(183,474)
Total EnerSys stockholders’ equity	1,726,534	1,600,279
Nonredeemable noncontrolling interests	3,493	3,602
Total equity	1,730,027	1,603,881
Total liabilities and equity	$3,502,638	$3,616,674

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Nine months ended
	December 31, 2023	January 1, 2023
Cash flows from operating activities
Net earnings	$208,184	$109,860
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	68,304	68,998
Write-off of assets relating to exit activities	21,506	8,360
Impairment of indefinite-lived intangibles	6,020	—
Derivatives not designated in hedging relationships:
Net losses (gains)	666	(1,383)
Cash (settlements) proceeds	(203)	40
Provision for doubtful accounts	1,912	(720)
Deferred income taxes	(258)	(716)
Non-cash interest expense	1,229	1,461
Stock-based compensation	22,894	18,770
(Gain) loss on disposal of property, plant, and equipment	644	(193)
Changes in assets and liabilities:
Accounts receivable	139,508	123,398
Inventories	27,401	(135,905)
Prepaid and other current assets	(3,602)	(8,323)
Other assets	(1,343)	(899)
Accounts payable	(45,650)	(31,614)
Accrued expenses	(126,857)	(17,149)
Other liabilities	(108)	1,858
Net cash provided by (used in) operating activities	320,247	135,843

Cash flows from investing activities
Capital expenditures	(59,005)	(57,512)
Purchase of business	(8,270)	—
Proceeds from termination of net investment hedges	—	43,384
Proceeds from disposal of property, plant, and equipment	2,037	452
Net cash (used in) provided by investing activities	(65,238)	(13,676)

Cash flows from financing activities
Net (repayments) borrowings on short-term debt	(440)	(20,317)
Proceeds from Second Amended Revolver borrowings	182,500	291,100
Repayments of Second Amended Revolver borrowings	(327,500)	(422,082)
Repayments of Second and Third Amended Term Loans	(19,116)	(1,625)
Financing costs for debt modification	—	(1,096)
Option proceeds, net	9,668	1,060
Payment of taxes related to net share settlement of equity awards	(9,492)	(6,385)
Purchase of treasury stock	(82,331)	(22,907)
Dividends paid to stockholders	(25,423)	(21,386)
Other	910	842
Net cash (used in) financing activities	(271,224)	(202,796)
Effect of exchange rate changes on cash and cash equivalents	2,264	(23,778)
Net decrease in cash and cash equivalents	(13,951)	(104,407)
Cash and cash equivalents at beginning of period	346,665	402,488
Cash and cash equivalents at end of period	$332,714	$298,081

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted Diluted EPS”, “adjusted operating earnings”, "adjusted gross margin", “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", " adjusted free cash flow conversion", “net sales at constant currency”, and "net sales growth rate at constant currency” as applicable, in their analysis of the Company's performance. Adjusted Net earnings, adjusted gross margin, and adjusted operating earnings measures, as used by EnerSys in past quarters and years, adjusts Net earnings and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate Adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define non-GAAP adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months non-GAAP adjusted EBITDA per credit agreement. We define non-GAAP free cash flow as net cash provided by or used in operating activities less capital expenditures. We define non-GAAP adjusted free cash flow conversion as free cash flow divided by adjusted net earnings. Free cash flow and adjusted free cash flow conversion are used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. We define non-GAAP constant currency net sales as total net sales excluding the effect of foreign exchange rate movements, and we use it to determine the constant currency growth rate on a year-on-year basis. Non-GAAP constant currency revenues are calculated by translating current period revenues using the prior comparative periods’ actual exchange rates, rather than the actual exchange rates in effect during the current period. Constant currency net sales growth rate is calculated by determining the difference between current period non-GAAP constant currency net sales and current period reported net sales divided by prior period as reported net sales. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets (and, beginning in fiscal 2024, amortization of all intangible assets) and tax valuation allowance changes, including those related to the AHV (Old-Age and Survivors Insurance) Financing (TRAF) in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the company’s projected range for adjusted diluted earnings per share for the fourth quarter of fiscal 2024 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted earnings per share guidance for the fourth quarter of fiscal 2024 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted earnings per share for the fourth quarter of fiscal 2024 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP net sales and growth rates in constant currency are set forth in the table below, providing a reconciliation of non-GAAP constant currency net sales to the Company’s reported net sales for its business segments.

	Quarter ended			Nine months ended
	($ millions)			($ millions)
	December 31, 2023	January 1, 2023	Growth rate	December 31, 2023	January 1, 2023	Growth rate
Energy Systems reported net sales	$373.5	$434.3	(14.0)%	$1,220.6	$1,279.9	(4.6)%
Exchange rate effect	1.2			3.6
Energy Systems constant currency net sales	374.7		(13.7)	1,224.2		(4.4)

Motive Power reported net sales	$355.4	$361.8	(1.8)%	$1,061.4	$1,067.7	(0.6)%
Exchange rate effect	(0.9)			(5.2)
Motive Power constant currency net sales	354.5		(2.0)	1,056.2		(1.1)

Specialty reported net sales	$132.6	$124.1	6.8%	$389.1	$371.0	4.9%
Exchange rate effect	(1.1)			(3.0)
Specialty constant currency net sales	131.5		6.0	386.1		4.0

Total reported net sales	$861.5	$920.2	(6.4)%	$2,671.1	$2,718.6	(1.7)%
Exchange rate effect	(0.8)			(4.6)
Total constant currency net sales	860.7		(6.5)	2,666.5		(1.9)

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRA production tax credits. Also, included are start up costs for exploration of a new lithium plant as well as start-up operating expenses from the New Ventures operating segment.

Business Segment Operating Results

	Quarter ended
	($ millions)
	December 31, 2023
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$373.5	$355.4	$132.6	$—	$861.5

Operating Earnings	$(18.6)	$49.5	$6.0	$55.7	$92.6
Inventory adjustment relating to exit activities	16.1	—	—	—	$16.1
Restructuring and other exit charges	2.4	2.9	0.8	—	6.1
Impairment of indefinite-lived intangibles	6.0	—	—	—	6.0
Amortization of intangible assets	6.0	0.2	0.7	—	6.9
Other	2.4	0.2	—	—	2.6
Adjusted Operating Earnings	$14.3	$52.8	$7.5	$55.7	$130.3

	Quarter ended
	($ millions)
	January 1, 2023
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$434.3	$361.8	$124.1	$—	$920.2

Operating Earnings	$20.5	$47.1	$10.9	$—	$78.5
Inventory adjustment relating to exit activities	(0.2)	(0.7)	—	—	(0.9)
Restructuring and other exit charges	0.2	0.6	—	—	0.8
Amortization of intangible assets	5.9	—	0.4		6.3
Other	0.1	0.1		—	0.2
Adjusted Operating Earnings	$26.5	$47.1	$11.3	$—	$84.9

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	(14.0)%	(1.8)%	6.8%	NM	(6.4)%
Operating Earnings	(190.1)	5.4	(45.3)	NM	17.9
Adjusted Operating Earnings	(46.0)	11.9	(33.7)	NM	53.4
NM = Not Meaningful

	Nine months ended
	($ millions)
	December 31, 2023
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$1,220.6	$1,061.4	$389.1	$—	$2,671.1

Operating Earnings	$20.4	$147.3	$10.9	$92.0	$270.6
Inventory adjustment relating to exit activities	16.1	—	3.1	—	19.2
Restructuring and other exit charges	5.1	7.9	6.6	—	19.6
Impairment of indefinite-lived intangibles	6.0	—	—	—	6.0
Amortization of intangible assets	18.5	0.5	2.1	—	21.1
Other	3.5	0.8	0.2	—	4.5
Adjusted Operating Earnings	$69.6	$156.5	$22.9	$92.0	$341.0

	Nine months ended
	($ millions)
	January 1, 2023
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$1,279.9	$1,067.7	$371.0	$—	$2,718.6

Operating Earnings	$37.8	$116.8	$28.3	$—	$182.9
Inventory adjustment relating to exit activities	(0.2)	0.8	—	—	0.6
Restructuring and other exit charges	1.2	11.2	—	—	12.4
Amortization of intangible assets	17.7	—	1.2	—	18.9
Other	0.1	0.2	—	—	0.3
Adjusted Operating Earnings	$56.6	$129.0	$29.5	$—	$215.1

Increase (Decrease) as a % from prior year	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	(4.6)%	(0.6)%	4.9%	NM	(1.7)%
Operating Earnings	(46.3)	26.2	(61.5)	NM	48.0
Adjusted Operating Earnings	23.0	21.2	(22.5)	NM	58.4
NM = Not Meaningful

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net Earnings	$76.2	$44.4	208.2	$109.9
Depreciation	16.2	14.8	47.2	45.1
Amortization	6.9	7.8	21.1	23.9
Interest	11.7	17.5	39.1	44.5
Income Taxes	2.5	13.4	17.4	25.0
EBITDA	113.5	97.9	333.0	248.4
Non-GAAP adjustments	30.8	0.2	49.3	20.9
Adjusted EBITDA	$144.3	$98.1	$382.3	$269.3

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Inventory adjustment relating to exit activities	$16.1	$(0.9)	$19.2	$0.6
Restructuring and other exit charges	6.1	0.8	19.6	12.4
Impairment of indefinite-lived intangibles	6.0	—	6.0	0.0
Other	2.6	0.4	4.5	1.5
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	—	(0.6)	—	4.5
Asset Securitization Transaction Fees	—	0.5	—	0.5
Cost of funding to terminate net investment hedges	—	—	—	1.4
Non-GAAP adjustments	$30.8	$0.2	$49.3	$20.9

The table below presents a reconciliation of Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin:

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Gross Profit as reported	$248.6	$213.7	$728.5	$594.1
Inventory adjustment relating to exit activities	16.1	(0.9)	19.2	0.7
Adjusted Gross Profit	264.7	212.8	747.7	594.8

Gross Margin	28.9%	23.2%	27.3%	21.9%
Adjusted Gross Margin	30.7%	23.1%	28.0%	21.9%

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow Conversion percentages:

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net cash provided by (used in) operating activities	$134.5	$206.1	$320.2	$135.8
Less Capital Expenditures	(23.1)	(17.8)	(59.0)	(57.5)
Free Cash Flow	111.4	188.3	261.2	78.3

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net cash provided by (used in) operating activities	$134.5	$206.1	$320.2	$135.8
Net earnings	76.2	44.4	208.2	109.9
Operating cash flow conversion %	176.5%	464.2%	153.8%	123.6%

Free cash flow	111.4	188.3	261.2	78.3
Adjusted net earnings	105.0	52.3	260.1	145.4
Adjusted free cash flow conversion %	106.1%	360.0%	100.4%	53.9%

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for December 31, 2023 and January 1, 2023, in connection with the Fourth Amended Credit Facility:

	Last twelve months
	December 31, 2023	January 1, 2023
	(in millions, except ratios)
Net earnings as reported	$274.1	$137.9
Add back:
Depreciation and amortization	90.5	92.6
Interest expense	54.1	53.9
Income tax expense	27.3	35.8
EBITDA (non-GAAP)	446.0	320.2
Adjustments per credit agreement definitions(1)	78.6	59.8
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$524.6	$380.0
Total net debt(2)	586.9	858.9
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	1.1 X	2.3 X

(1)The $78.6 million adjustment to EBITDA in the last twelve months ending December 31, 2023 primarily related to $30.5 million of non-cash stock compensation, $37.9 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $9.6 million. The $59.8 million adjustment to EBITDA in the last twelve months ending January 1, 2023 primarily related to $27.2 million of non-cash stock compensation, $29.1 million of restructuring and other exit charges, impairment of indefinite-lived intangibles of $2.1 million and a swap termination fee of $1.4 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. In the last last twelve months ending December 31, 2023 and January 1, 2023, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $332.7 million, and in fiscal 2023, were $298.1 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	December 31, 2023		January 1, 2023
Net earnings reconciliation
As reported Net Earnings	$76.2		$44.4
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	16.1	(1)	(0.9)	(1)
Restructuring and other exit charges	6.1	(1)	0.8	(1)
Impairment of indefinite-lived intangibles	6.0	(2)	—	(2)
Amortization of identified intangible assets	6.9	(3)	6.3	(3)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	—		(0.6)
Asset Securitization Transaction Fees	—		0.5
Other	2.6	(4)	0.4
Income tax effect of above non-GAAP adjustments	(8.9)		1.4
Non-GAAP adjusted Net earnings	$105.0		$52.3

Outstanding shares used in per share calculations
Basic	40,451,279		40,835,636
Diluted	41,047,893		41,281,693
Non-GAAP adjusted Net earnings per share:
Basic	$2.59		$1.28
Diluted	$2.56		$1.27

Reported Net earnings (Loss) per share:
Basic	$1.88		$1.09
Diluted	$1.86		$1.08
Dividends per common share	$0.225		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	December 31, 2023	January 1, 2023
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	$16.1	$(0.2)
(1) Inventory adjustment relating to exit activities - Motive Power	$—	$(0.7)
(1) Restructuring and other exit charges - Energy Systems	2.4	0.2
(1) Restructuring and other exit charges - Motive Power	2.9	0.6
(1) Restructuring and other exit charges - Specialty	0.8	—
(2) Impairment of indefinite-lived intangibles - Energy Systems	6.0	—
(3) Amortization of identified intangible assets - Energy Systems	6.0	5.9
(3) Amortization of identified intangible assets - Motive Power	0.2	—
(3) Amortization of identified intangible assets - Specialty	0.7	0.4
(4) Other - Energy Systems	2.4	—
(4) Other - Motive Power	0.2	—
Total Non-GAAP adjustments	$37.7	$6.2

	Nine months ended
	(in millions, except share and per share amounts)
	December 31, 2023		January 1, 2023
Net Earnings reconciliation
As reported Net Earnings	$208.2		$109.9
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	19.2	(1)	0.6	(1)
Restructuring and other exit charges	19.6	(1)	12.4	(1)
Impairment of indefinite-lived intangibles	6.0	(2)	—	(2)
Amortization of identified intangible assets	21.1	(2)	18.9	(2)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia Operations	—		4.5
Asset Securitization Transaction Fees	—		0.5
Acquisition activity expense	—		—
Cost of funding to terminate net investment hedges	—		1.4
Financing fees related to debt modification	—		1.2
Other	4.5	(3)	1.5
Income tax effect of above non-GAAP adjustments	(18.5)		(5.5)
Non-GAAP adjusted Net Earnings	$260.1		$145.4

Outstanding shares used in per share calculations
Basic	40,770,524		40,787,654
Diluted	41,476,950		41,267,320
Non-GAAP adjusted Net Earnings per share:
Basic	$6.38		$3.56
Diluted	$6.27		$3.52

Reported Net Earnings (Loss) per share:
Basic	$5.11		$2.69
Diluted	$5.02		$2.66
Dividends per common share	$0.625		$0.525

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Nine months ended
	($ millions)
	December 31, 2023	January 1, 2023
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	16.1	(0.2)
(1) Inventory adjustment relating to exit activities - Motive Power	—	0.8
(1) Inventory Adjustment relating to exit activities - Specialty	3.1	—
(1) Restructuring and other exit charges - Energy Systems	5.1	1.2
(1) Restructuring and other exit charges - Motive Power	7.9	11.2
(1) Restructuring and other exit charges - Specialty	6.6	—
(2) Impairment of indefinite-lived intangibles - Energy Systems	6.0	—
(2) Amortization of identified intangible assets - Energy Systems	18.5	17.7
(2) Amortization of identified intangible assets - Motive Power	0.5	—
(2) Amortization of identified intangible assets - Specialty	2.1	1.2
(3) Other - Energy Systems	3.5	—
(3) Other - Motive Power	0.8	—
(3) Other - Specialty	0.2	—
Total Non-GAAP adjustments	$70.4	$31.9